Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

661.723.7723

www.simulations-plus.com

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	slp@haydenir.com

For Immediate Release:

December 1, 2020

Simulations Plus Names Industry Veteran Will Frederick as Chief Financial Officer

Brings 25 years of Financial Leadership, Significant Public Company Experience, and M&A Expertise to Company

LANCASTER, CA, December 1, 2020 – Simulations Plus, Inc. (Nasdaq: SLP), announced today the appointment of Will Frederick as chief financial officer (CFO), succeeding John Kneisel, who retires after seven years with the company.

Will Frederick brings more than 25 years of financial leadership experience to the company. He has a proven track record of developing and implementing strategies to drive revenue growth, increase profitability, managing merger & acquisition activities and achieving corporate objectives. He has global experience with both publicly traded and privately held companies including Pharsight, Entelos, Avaya, The Walt Disney Company and Ford Motor Company amongst others.

Shawn O’Connor, chief executive officer of Simulations Plus, said: “I am pleased to welcome Will onto the executive team at Simulations Plus. Will’s background is well-suited to our current needs. He is experienced in financial leadership at large sized global companies. He has extensive previous involvement in mergers and acquisitions. His background includes experience as a public company CFO and he has prior experience in our industry as CFO at Pharsight and Entelos during the periods of time I was CEO. These skills and experience will support Simulations Plus well as we continue down a path of rapid revenue growth, international expansion and execution of our merger and acquisition strategy.”

Shawn O’Connor added: “I want to thank John Kneisel for his many contributions to the success of Simulations Plus over his seven-year tenure as CFO of the company. During his tenure, the Company delivered consistent revenue and profitability growth, successfully completed three acquisitions and achieved significant shareholder value appreciation. I wish John the best in his well-earned retirement.”

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of drug discovery and development software as well as a leading provider of both preclinical and clinical pharmacometric consulting services for regulatory submissions. The company is a global leader focused on improving the ways scientists use knowledge and data to predict the properties and outcomes of pharmaceutical and biotechnology agents. Our software is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies and regulatory agencies worldwide. Our innovations in integrating new and existing science in medicinal chemistry, computational chemistry, pharmaceutical science, biology, and physiology into our software have made us the leading software provider for physiologically based biopharmaceutics and pharmacokinetics modeling and simulation. For more information, visit our website at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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